UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 13, 2021

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Senior Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement

At 5:00 p.m., New York City time, on August 13, 2021, Wheeler Real Estate Investment Trust, Inc.’s (the “Company”) previously announced rights offering (the “Rights Offering”) for the purchase of up to $30 million in aggregate principal amount of the Company’s 7.00% senior subordinated convertible notes due 2031 (the “Notes”) expired.

Pursuant to the Rights Offering, the Company distributed to holders of its common stock, as of 5:00 p.m. New York City time on June 1, 2021 (the “Record Date”), non-transferable subscription rights to purchase Notes. Each holder of the Company’s common stock as of the Record Date received one right for each eight shares of the Company’s common stock owned, and each right entitled a holder to purchase $25.00 principal amount of Notes. The Rights Offering was made pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission.

The Rights Offering was backstopped by Magnetar Structured Credit Fund, LP, Magnetar Longhorn Fund LP, Magnetar Lake Credit Fund LLC, Purpose Alternative Credit Fund – F LLC, Purposes Alternative Credit Fund – T LLC, and AY2 Capital LLC (each individually, a “Backstop Party” and, collectively, the “Backstop Parties”).

$30 million in aggregate principal amount of Notes was issued in the Rights Offering. Of that amount, $6,264,025 in aggregate principal amount of Notes was issued pursuant to the basic subscription privilege; $21,543,500 in aggregate principal amount of Notes was issued pursuant to the over-subscription privilege; and $2,192,475 in aggregate principal amount of Notes will be issued to the Backstop Parties, collectively, pursuant to their backstop commitment.

The Notes subscribed for in the Rights Offering will be delivered through the clearing systems of the Depository Trust Company and such delivery will be completed on or about August 19, 2021.

Indenture

On August 13, 2021, the Company, as Issuer, and Wilmington Savings Fund Society, FSB., as Trustee, entered into an Indenture governing the terms of the Notes (the “Indenture”).

The Notes bear interest at a rate of 7.00% per annum. Interest on the Notes will be payable semi-annually in arrears on June 30 and December 31 of each year, commencing on December 31, 2021.

The Notes are subordinate and junior in right of payment to the Company’s obligations to the holders of senior indebtedness, and that in the case of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Company as a whole, whether voluntary or involuntary, all obligations to holders of senior indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal or interest on the Notes.

Interest on the Notes will be payable, at the Company’s election: (a) in cash; (b) in shares of Series B Preferred Stock; (c) in shares of Series D Cumulative Convertible Preferred Stock; or (d) in any combination of (a), (b), and/or (c). For purposes of determining the value of Series B Preferred Stock and Series D Cumulative Convertible Preferred Stock paid as interest on the Notes, each share of Series B Preferred Stock and Series D Cumulative Convertible Preferred Stock shall be deemed have a value equal to the product of (x) the average of the VWAPs (as defined in the Indenture) for the Series B Preferred Stock or the Series D Preferred Stock, as the case may be, for the 15 consecutive trading days ending on the third business day immediately preceding the relevant interest payment date, and (y) 0.55.

After January 1, 2024, the Company may redeem the Notes at any time (in whole or in part) at the Company’s option at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest as of the redemption date (the “Redemption Price”). The Redemption Price may be paid: (a) in cash; (b) in shares of Common Stock; or (c) in any combination of (a) and (b).

The above description of the Indenture and the Notes is qualified in its entirety by reference to the complete text of the Indenture and the Notes. A copy of the Indenture (including the Form of Note) is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Notes and the Indenture above is hereby incorporated by reference.

Item 8.01 Other Events

On August 16, 2021, the Company issued a press release announcing the results of the Rights Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.
4.1	Indenture, dated as of August 13, 2021 between Wheeler Real Estate Investment Trust Inc. and Wilmington Savings Fund Society, FSB., as trustee (including form of Note).

99.1	Wheeler Real Estate Investment Trust, Inc. Press Release, dated August 16, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 16, 2021	Wheeler Real Estate Investment Trust, Inc.

	By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: Interim Chief Executive Officer

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